BUFFETS HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(UNAUDITED)
The following provides a reconciliation of Covenant EBITDA (as that term is used in the Credit Facility) to net income for Buffets Holdings, Inc. giving effect to the Merger Transaction with Ryan’s Restaurant Group, the Sale Leaseback Transactions, the New Credit Facility and the 12 1/2% Debt Offering, as if those transactions had occurred on April 6, 2006. Covenant EBITDA (earnings before net interest expense, taxes, depreciation and amortization) has been adjusted to exclude or include the following items:
o	merger integration costs as reflected in the consolidated statements of operations,

o	impairment of assets as reflected in the consolidated statements of operations,

o	loss on litigation settlement as reflected in the consolidated statements of operations,

o	loss related to refinancing as reflected in the consolidated statements of operations,

o	base rent adjustment on the sale leaseback transactions to reflect pro forma rent expense for the entire period less actual rent from the sale leaseback transactions,

o	initial pro forma adjustments per the Credit Agreement to give effect to the anticipated cost savings net of actual cost savings,

o	other conforming pro forma adjustments to reconcile to EBITDA per the Credit Agreement,

o	non-cash straight-line, deferred rent expense as reflected in the consolidated statements of operations,

o	non-cash write-off of deferred rent liability related to closed restaurants as reflected in the consolidated statements of operations,

o	non-cash straight-line, deferred rent revenue arising from landlord contributions as reflected in the consolidated statements of operations,

o	non-cash accretion of deferred gain on the sale-leaseback transactions as reflected in the consolidated statements of operations,

o	loss on sale and leaseback transactions as reflected in the consolidated statements of operations,

o	non-cash compensation expenses recognized for a cash appreciation incentive plan,

o	non-cash loss on disposal of assets as reflected in the consolidated statements of cash flows,

o	management fee expense recognized with respect to annual advisory fees paid to our private equity partners as discussed in “Certain Relationships and Related Transactions” of the most recently filed Form 10-K,

o	Ryan’s non-cash compensation – stock options as reflected in Ryan’s historic consolidated statements of operations,

o	Ryan’s class action and shareholder suit settlement and legal fees as reflected in Ryan’s historic consolidated statements of operations,

o	Ryan’s retiree medical benefits costs as reflected in Ryan’s consolidated historic statements of operations and

o	Ryan’s land cancellation costs as reflected in Ryan’s historic consolidated statements of operations.
Pro forma Covenant EBITDA is a non-GAAP financial measure used by management to measure operating performance, as well as by investors in our Credit Facility, dated November 1, 2006, as amended on March 13, 2007, to determine compliance with certain covenants and financial ratios. We believe that presenting pro forma Covenant EBITDA is useful to investors because the measure excludes infrequent charges related to specific non-recurring transactions, since we believe that these items are not indicative of our operating performance. We believe that pro forma Covenant EBITDA is a useful supplement to net income and other income statement data in understanding income from operations that best reflects our operating performance. We also use pro forma Covenant EBITDA for planning purposes, including the preparation of annual operating budgets, and for compensation purposes, including bonuses for certain employees. Pro forma Covenant EBITDA is also used to evaluate our ability to service debt because the excluded charges do not have an impact on our prospective debt servicing capability and these adjustments are contemplated in our senior Credit Facility for the computation of our debt covenant ratios.
When evaluating pro forma Covenant EBITDA, investors should consider, among other things, increasing and decreasing trends in pro forma Covenant EBITDA and how it compares to levels of debt and interest expense. However, these measures should not be construed as alternatives to operating income (as an indicator of operating performance) or cash provided by operating activities (as a measure of liquidity) as determined in accordance with GAAP. All companies do not calculate pro forma Covenant EBITDA in the same manner. Accordingly, the pro forma Covenant EBITDA measures presented below may not be comparable to similarly titled measures of other companies.
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America.

BUFFETS HOLDINGS, INC.
Consolidated Summary Pro Forma Credit Definition EBITDA
For the Twelve Months Ended April 4, 2007
(Unaudited)

($000’S)
NET LOSS	$(70,210)
Adjustments:
Depreciation and amortization	59,649
Interest expense, net	75,645
Income tax expense	(36,890)
Merger/Integration Costs	7,055
Asset impairments	7,926
Loss on litigation settlement	6,045
Loss on refinancing	42,706
Base rent on sale leasebacks (A)	(32,554)
Initial Pro Forma Adjustment per Credit Agreement (A)	48,092
Other conforming Pro Forma Adjustments per Credit Agreement	(491)
Deferred rent expense	6,239
Closed restaurant — deferred rent expense	(113)
Deferred landlord contribution	(609)
Accretion of deferred gains	(441)
Loss (gain) on assets — sale-leaseback	46,328
Cash appreciation plan compensation expense	39
Loss (gain) on disposal of assets	(992)
Management fees for C-I and Sentinel	2,225
Ryan’s non-cash compensation — stock options	1,197
Ryan’s class action/shareholder suit settlement/legal fees	9,040
Ryan’s retiree medical benefits	1,467
Ryan’s land cancellation costs in G&A	57

PRO FORMA CREDIT DEFINITION EBITDA	$171,410

FOOTNOTES:
(A) PRO FORMA ADJUSTMENTS
Base rent on sale leasebacks
Pro forma base rent on slb adjustment	$(57,525)
Less: amount included in net income above	24,971

Net base rent on slb adjustment	$(32,554)

Initial Pro Forma Adjustment
Initial Pro Forma Adjustment per Credit Agreement	$55,700
Less: actual pro forma cost savings and synergies achieved (B)	(7,608)

Net Initial pro forma adjustment	$48,092

(B) ACTUAL PRO FORMA COST SAVINGS ACHIEVED (SEE DETAILED SCHEDULE)
G&A	$3,033
Food & Purchasing	1,624
Labor	2,301
Other	650

Total	$7,608

Following is a schedule of the annual savings originally identified in connection with the merger with Ryan’s and the status of those savings through April 4, 2007.
Consolidated Initial Pro Forma Cost Savings
For the Twelve Months Ended April 4, 2007

	ORIGINAL
	PRO FORMA	ACTUAL
	ESTIMATED	COST
	ANNUAL	SAVINGS
	COST SAVINGS	REFLECTED IN
	IDENTIFIED	NET INCOME (C)
	($ 000'S)
	(UNAUDITED)
GENERAL & ADMINISTRATIVE
Corporate staff realization	$12,770	$1,856
Corporate employee benefits	1,645	123
Other	3,491	1,054

SUBTOTAL GENERAL & ADMINISTRATIVE	17,906	3,033

FOOD & PURCHASING
Identical/Similar products	7,064	719
Coca-Cola	1,169	602
Mac and cheese	3,083	273
U.S. Foods	3,450	—
Other	1,416	30

SUBTOTAL FOOD & PURCHASING	16,182	1,624

LABOR
Labor reductions	8,951	1,648
Benefits	8,021	653

SUBTOTAL LABOR	16,972	2,301

OTHER
Financial	1,107	160
Background checks	1,384	413
Store Operations	2,123	77
Other	26	—

SUBTOTAL OTHER	4,640	650

TOTAL ESTIMATED COST SAVINGS	$55,700	$7,608

(C)	All realized synergies are related to the period from the date of merger, November 1, 2006, to the end of the third fiscal quarter, April 4, 2007.